UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report October 23, 2026
(Date of earliest event reported)

KINGSTONE COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-1665	36-2476480
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

120 Wood Road, Kingston, NY	12401
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (845) 802-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	KINS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

Item 7.01	Regulation FD Disclosure.

On October 23, 2026, Kingstone Companies, Inc. (the “Company”) issued a press release (the “Press Release”) announcing that the Company’s Board of Directors has declared a quarterly cash dividend of $0.06 per share payable on November 25, 2026 to stockholders of record at the close of business on November 11, 2026. A copy of the Press Release is furnished as Exhibit 99.1 hereto.

The information in the Press Release is being furnished, not filed, pursuant to this Item 7.01. Accordingly, the information in the Press Release will not be subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor will it be deemed incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, or any filing under the Exchange Act, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Current Report on Form 8-K with respect to the Press Release is not intended to, and does not, constitute a determination or admission by the Company that the information in this Report with respect to the Press Release is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

	99.1	Press release, dated October 23, 2026, issued by Kingstone Companies, Inc.
	104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSTONE COMPANIES, INC.

Dated: October 23, 2026	By:	/s/ Randy Patten
Randy Patten
Chief Financial Officer